UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________

November 10, 2006

Date of Report (Date of earliest event reported)

FORTUNA GAMING CORP.

(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 200 3199 East Warm Springs Road
Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

011 49 211 5838 8018

Issuer's telephone number

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  OTHER EVENTS

The attached announcement was released to the news media on November 8, 2006, announcing that Fortuna Gaming Corp., through its subsidiary Fortuna Gaming (UK) Limited, (collectively “FGAM”) has entered into a software license with G.I. ENTERPRISES, LTD., of KN Nevis, West Indies.  Under the terms of the License, FGAM will pay the Licensor a one-time, non-refundable license acquisition fee in the amount of Forty Five Thousand Dollars ($45,000.00) as the "Initial Fee" in consideration of Licensor’s consent to enter into this Agreement. Initial Fee shall be payable as follows:  60% ($27,000) down and 40% ($18,000) when live.

In addition to the above, FGAM shall pay to Licensor an ongoing monthly fee (the “Monthly License Fee”) equal to 20% of the Net Monthly Revenue generated by FGAM on the site.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:
Not applicable.
(b)	Pro Forma financial information:
Not applicable.
(c)	Exhibits:
99.1 Press Release dated November 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNA GAMING CORP.

Date: November 10, 2006	By:	/s/ Richard Von Raffay
Richard Von Raffay
Director, President

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Exhibit 99.1

Press Release

FORTUNA ENTERS INTO SOFTWARE LICENSE AGREEMENT

LONDON, November 8, 2006 --Fortuna Gaming Corp., (FGAM-OTC Bulletin Board: FGAM.OB), (“the Company”), through its subsidiary Fortuna Gaming (UK) Limited (“Fortuna” or “FGAM”) is pleased to announce that it has entered into a Software License Agreement (“Agreement”) with G.I. ENTERPRISES, LTD., of KN Nevis, West Indies (the “Licensor”). Under the terms of the Agreement, FGAM has acquired a non exclusive license to both Poker and Casino Software developed by the Licensor.

Under the Poker Software License, FGAM will be entitled to an Internet Poker card room gateway license in order to direct potential Internet Poker card room players entering their Poker card room website via the gateway to the Poker network community card room for purposes of earning revenue. The multi player Poker Gaming software includes the following:

Multi Player Games Texas Hold'em Poker Tournaments	Omaha Omaha Hi/Lo	Seven Card Stud Seven Card Stud Hi/Lo

Under the Casino Software License,  the following Casino Games will be provided as per this Software Agreement:

Single Player Games

Blackjack

Multihand Blackjack

Single Deck Blackjack

Double Up Blackjack

Caribbean Poker

Ride On Poker

Pai Gow Poker

Red Dog

Casino War

Mini-Baccarat

3 Card Poker

Craps

American Roulette

European Roulette

Arthur Slots

Attic Slots

Big Robbery Slots

Cats Slots

Cowboy Slots

Drive In Slots

Enchanted Castle Slots

Haunted Slots

Indian Empire Slots

Moulin Rouge Slots

Old Times Slots

Puppet Slots

Rock Star

Rockola Slots

Tropic Paradise Slots

Witch Spells Slots

Bonus Treasure Hunt Deuces Wild Video Poker Jacks or Better Video Poker Joker Wild Video Poker

Under the terms of the License, FGAM will pay the Licensor a one-time, non-refundable license acquisition fee in the amount of Forty Five Thousand Dollars ($45,000.00) as the "Initial Fee" in consideration of Licensor’s consent to enter into this Agreement. Initial Fee shall be payable as follows:  60% ($27,000) down and 40% ($18,000) when live.

In addition to the above, FGAM shall pay to Licensor an ongoing monthly fee (the “Monthly License Fee”) equal to 20% of the Net Monthly Revenue generated by FGAM on the site.

About Fortuna Gaming Corp.

Fortuna Gaming Corp (the “Company”), through its subsidiary Fortuna Gaming (UK) Limited, (“Fortuna”) headquartered in London, England, is in the online gaming business and plans to become a leading mobile and online provider for the Internet gaming entertainment industry. Fortuna’s acquisition strategy is to acquire complimentary medium sized internet gaming companies operating in legal jurisdictions which will provide a rich entertainment experience for customers while adding shareholder value.

For further information contact:

Fortuna Gaming Corp.

Contact Investor Relations:

North America - Boris Vrabec: 360.226.7643

Europe – Canel Aki: 011.49.211.5838.8018

www.fortunagamingcorp.com

Legal Notice Regarding Forward Looking Statements

The statements in the press release that relate to the company’s expectations with regard to the future impact on the company’s results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company’s actual results may differ materially from expected results.